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                               PRINTWARE, INC.

                                 EXHIBIT 11
                   STATEMENT RE COMPUTATION OF PER SHARE EARNINGS(LOSS)
                                           Quarter ended
                                        April 3,   April 4,
                                         1999        1998
                                       __________  __________


BASIC EPS:

Weighted average number of
  common shares outstanding             4,834,763   4,915,218

                                       __________  __________
Total shares                            4,834,763   4,915,218
                                       ==========  ==========

Net income(loss) (000's)               $      (97) $      366
                                       ==========  ==========
Earnings(loss) per share               $     (.02) $      .07
                                       ==========  ==========

DILUTED:

Weighted average number of
  common shares outstanding             4,834,763   4,915,218

Common share equivalents
  from assumed exercise of
  options and warrants                         --      16,813
                                       __________  __________
Total shares                            4,834,763   4,932,031
                                       ==========  ==========

Net income(loss) (000's)               $      (97) $      366
                                        ==========  ==========
Earnings(loss) per share               $     (.02) $      .07
                                       ==========  ==========
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